ASHLEY KELLER JOINS VRINGO BOARD OF DIRECTORS

New Vringo Board Member Adds Investment, Legal and Patent Litigation Expertise to Vringo Board of Directors

NEW YORK — January 2, 2013 — Vringo, Inc. (NYSE MKT: VRNG), a company engaged in the innovation, development and monetization of mobile technologies and intellectual property, today announced that Ashley Keller has joined the company's board of directors.

"Ashley's investment, legal, and patent litigation expertise brings a unique perspective to our board. We are delighted to be working with him," said Seth M. Siegel, Chairman of Vringo.

Mr. Keller is a special situations analyst at Alyeska Investment Group, a multi-strategy hedge fund based in Chicago. In that position, he focuses on investments in companies involved in complex and high-stakes commercial litigation and regulatory matters.

Prior to joining Alyeska, Mr. Keller was a partner at Bartlit Beck Herman Palenchar & Scott LLP, American Lawyer's litigation boutique of the year, where he handled trial and appellate matters involving multi-billion dollar patent and securities cases, contractual disputes, and mass-tort class actions.

Earlier in his career, Mr. Keller clerked for Justice Anthony Kennedy at the Supreme Court of the United States and Judge Richard Posner at the United States Court of Appeals for the Seventh Circuit.

Mr. Keller graduated magna cum laude from Harvard University with a degree in government. He earned a Masters of Business Administration with high honors from the University of Chicago Booth School of Business, and a Juris Doctor degree with highest honors from the University of Chicago Law School, where he graduated first in his class.

"We welcome Ashley's wealth of experience in key areas of focus for Vringo as we continue to build the company in 2013," said Andrew D. Perlman, Chief Executive Officer of Vringo. Mr. Keller will serve on the Audit and Compensation Committees of the Board of Directors.

"I am honored to join the Vringo board of directors. Thanks to the execution of the company's exceptional management team, Vringo is an emerging leader in innovating, licensing and protecting intellectual property and technology. The company is poised for growth in 2013, and I am excited to play a part in Vringo's continued success," said Mr. Keller.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of mobile technologies and intellectual property. Vringo's intellectual property portfolio consists of over 500 patents and patent applications covering telecom infrastructure, internet search, and mobile technologies. The patents and patent applications have been developed internally, and acquired from third parties. Vringo operates a global platform for the distribution of mobile social applications and services including Facetones® and Video Ringtones which transform the basic act of making and receiving mobile phone calls into a highly visual, social experience. For more information, visit: www.vringoIP.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: the inability to realize the potential value created by the merger with Innovate/Protect for our stockholders; our inability to raise additional capital to fund our combined operations and business plan; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; potential competition from other providers and products; our inability to license and monetize the patents owned by our subsidiaries; our inability to monetize and recoup our investment with respect to patent assets that we acquire; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our quarterly report on Form 10-Q filed with the SEC on November 14, 2012. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors and Media:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

(646) 532-6777

cweinstein@vringoinc.com